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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors and Stockholders of Scores Holding Company, Inc. (formerly The Internet Advisory Corporation)

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Scores Holding Company, Inc., of our report dated March 24,2002 relating to the financial statements of Scores Holding Company, Inc. appearing in the Annual Report on Form 10-KSB of Scores Holding Company, Inc. for the year ended December 31, 2001.

                                   /s/  Radin  Glass  &  Co.,  LLP
                                   -------------------------------
                                   Radin  Glass  &  Co.,  LLP
                                   Certified  Public  Accountants


New  York,  New  York
January 20, 2003


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